UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2024

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Information to be Included in the Report

Item 1.01.	Entry into a Material Definitive Agreement.

On February 23, 2024, Modine Manufacturing (Canada) Ltd. (the “Purchaser”), a wholly-owned subsidiary of Modine Manufacturing Company (“Modine”), entered into a Share Purchase Agreement (the “SPA”), by and among the Purchaser, Olympic International Agencies Ltd. (the “Seller Parent”), and Modine, pursuant to which the Purchaser agreed to purchase (the “Transaction”) from the Seller Parent of all the issued and outstanding shares in the capital of Scott Springfield MFG Inc. (the “Corporation”).  Following the closing of the Transaction, the Corporation will exist as a wholly-owned subsidiary of Purchaser.

On the terms and subject to the conditions set forth in the SPA, the aggregate purchase price to be paid by the Company to the Seller Parent will be $257.0 million (CDN), or approximately $191 million (US), on a cash-free, debt-free basis.  A portion of the consideration will be held in escrow pending certain post-closing working capital adjustments and to satisfy any indemnification obligations on the part of the Seller Parent under the terms of the SPA.  Modine expects to fund the purchase price with a combination of cash on hand and from its existing credit facility; as such, the closing of the Transaction is not conditioned on the receipt of financing by the Purchaser or Modine.

The SPA contains customary representations and warranties from the Seller Parent relating to itself and the Corporation, and from the Purchaser and Modine.  In addition, the Purchaser has agreed to customary covenants, and Seller Parent has agreed to certain covenants relating to itself and the Corporation, including, among others, covenants related to exclusive dealing with the Purchaser during the interim period between the signing of the SPA and the closing of the Transaction (the “Interim Period”), and covenants relating to the conduct of business of the Corporation during the Interim Period.

The SPA also contains customary closing conditions, and the Transaction is not subject to any required regulatory review or other waiting periods.  Subject to the satisfaction in full of all such closing conditions, the closing of the Transaction is expected to occur before the end of February 2024, but in any event, prior to April 1, 2024. The SPA contains certain limited termination rights for both the Purchaser and the Seller Parent, including, among others, by either such party due to an uncured failure of the other party to satisfy specified closing conditions at the time of closing; by mutual consent of either such party; or by either such party if the closing of the Transaction has not occurred on or before April 1, 2024 (or such later date as may be agreed to by the parties to the SPA in accordance with its terms).

Concurrently with the execution of the SPA, Seller Parent and its President will each execute customary five-year non-competition and non-solicitation agreements with the Purchaser and the Corporation.

The foregoing description of the SPA and the transactions contemplated by the SPA does not purport to be a complete description thereof and is qualified in its entirety by reference to the full text of the SPA, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Modine is furnishing herewith as Exhibit 99.1 the investor presentation dated February 26, 2024 containing additional information relating to the Transaction described under Item 1.01 of this Current Report on Form 8-K.

Item 8.01.	Other Events.

On February 26, 2024, Modine issued a press release announcing its entry into the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

	2.1*	Share Purchase Agreement made as of February 23, 2024 between Modine Manufacturing (Canada), Ltd., Olympic International Agencies Ltd. and Modine Manufacturing Company

	99.1	Investor Presentation dated February 26, 2024

	99.2	Press Release issued February 26, 2024

	104	Cover Page Interactive Data File (formatted as Inline XBRL)

*Modine agrees to furnish supplementally to the Commission, upon request, copies of any schedules omitted from the Purchase Agreement.

Forward-Looking Statements

This report contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” “projects,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine’s actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to those described under “Risk Factors” in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the year ended March 31, 2023 and under Forward-Looking Statements in Item 7 of Part II of that same report and in the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2023, September 30, 2023 and December 31, 2023. Other risks and uncertainties include, but are not limited to, the following: Modine’s ability to complete the Transaction in a reasonable manner and timeframe, to integrate the business successfully into the Purchaser and Modine thereafter and to harness the anticipated synergies associated with the Transaction, the impact of potential adverse developments or disruptions in the global economy and financial markets, including impacts related to inflation, energy costs, supply chain challenges or supplier constraints, tariffs, sanctions and other trade issues or cross-border trade restrictions; the impact of other economic, social and political conditions, changes and challenges in the markets where Modine operates and competes, including foreign currency exchange rate fluctuations, increases in interest rates or tightening of the credit markets, recession or recovery therefrom, restrictions associated with importing and exporting and foreign ownership, public health crises, and the general uncertainties, including the impact on demand for Modine’s products and the markets Modine serves from regulatory and/or policy changes that have been or may be implemented in the U.S. or abroad, including those related to tax and trade, climate change, COVID-19 or future public health threats, and military conflicts, including the current conflicts in Ukraine and in the Middle East and the recent attacks on shipping vessels in the Red Sea; the overall health and pricing focus of Modine’s customers, including any lingering impacts associated with the now settled United Auto Workers union strikes; Modine’s ability to successfully realize anticipated benefits, including improved profit margins and cash flow, from Modine’s strategic initiatives and Modine’s application of 80/20 principles across Modine’s businesses; Modine’s ability to be at the forefront of technological advances and the impacts of any changes in the adoption rate of technologies that it expects to drive sales growth; Modine’s ability to accelerate growth organically and through acquisitions and successfully integrate acquired businesses; Modine’s ability to effectively and efficiently manage its operations in response to sales volume changes, including maintaining adequate production capacity to meet demand in its growing businesses while also completing restructuring activities and realizing benefits thereof; Modine’s ability to fund its global liquidity requirements efficiently and comply with the financial covenants in its credit agreements; operational inefficiencies as a result of product or program launches, unexpected volume increases or decreases, product transfers and warranty claims; the impact on Modine of any significant increases in commodity prices, particularly aluminum, copper, steel and stainless steel (nickel) and other purchased components and related costs, and Modine’s ability to adjust product pricing in response to any such increases; Modine’s ability to recruit and maintain talent in managerial, leadership, operational and administrative functions and to mitigate increased labor costs; Modine’s ability to protect its proprietary information and intellectual property from theft or attack; the impact of any substantial disruption or material breach of Modine’s information technology systems; costs and other effects of environmental investigation, remediation or litigation and the increasing emphasis on environmental, social and corporate governance matters; Modine’s ability to realize the benefits of deferred tax assets; and other risks and uncertainties identified in our public filings with the U.S. Securities and Exchange Commission. Forward-looking statements are as of the date of this report, and Modine does not assume any obligation to update any forward-looking statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

	By:	/s/ Michael B. Lucareli
Michael B. Lucareli
Executive Vice President, Chief Financial Officer

Date: February 26, 2024